Exhibit 10.4

Portions of this exhibit have been omitted and filed separately pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.  Omissions are designated as [***].

Execution Copy

Deerfield Capital Corp.

Deerfield Capital Management LLC

April 9, 2009

Pegasus Deerfield (AIV), LLC

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) between Pegasus Deerfield (AIV), LLC  (“Investor”), Deerfield Capital Corp. (“DFR”) and Deerfield Capital Management LLC (“DCM” and, together with Investor and DFR, the “Parties”) records the understanding among the Parties regarding the Board of Managers of DCM (the “DCM Board”), the Board of Directors of DFR (the “DFR Board”), that certain Rights Agreement dated as of March 11, 2009 between DFR and the rights agent listed therein (the “Rights Agreement”), the restrictions on transfer and ownership contained in DFR’s charter (the “Charter”) and the proposed amendment to the Charter referenced below.  This Letter Agreement is being entered into in connection with and in consideration of certain other transactions being entered into simultaneously by the Parties and their respective Affiliates, including the acquisition by Investor of a limited partner interest in Deerfield Pegasus Loan Capital LP, a Delaware limited partnership (“Fund I”).  Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in that certain side letter agreement dated of even date herewith between Fund I, DPLC General Partner LLC, DFR, DCM and Investor (the “Side Letter Agreement”).

1.                                       DCM Board.  DCM, DFR and Investor agree that until the complete liquidation of Fund I (at which time the rights set forth in this Section 1 will terminate):

(a)                                  The DCM Board shall consist of 5 (five) managers (each individually, a “Manager” and, collectively, the “Managers”).

(b)                                 Two (2) Managers, which shall initially be Jeffrey B. Scott and Cary Meadow, shall be designated by Investor (each, an “Investor Designee”).

(c)                                  Investor shall have the right to direct the removal, for any reason and at any time, of any Investor Designee.  No Investor Designee may be removed without the consent of Investor except in the case of conduct by such Investor Designee constituting fraud, willful misconduct or gross negligence.

(d)                                 If an Investor Designee ceases to serve as a Manager (whether by reason of death, resignation, removal (including removal for fraud, willful misconduct or gross negligence), expiration of term or otherwise), only Investor shall be entitled to designate a successor Manager to fill the vacancy created thereby.

(e)                                  Each of DCM and DFR shall (i) take all necessary action to ensure that the provisions of the Certificate of Formation and the Third Amended and Restated Operating Agreement of DCM, effective as of December 21, 2007 (the “Operating Agreement”) are not inconsistent with the provisions of this Letter Agreement, and (ii) not take any action to amend, change or otherwise modify (A) Article V or Article VI of the Operating Agreement, or (B) any other provision of the Operating Agreement or any provision of the Certificate of Formation of DCM, which amendment, change or modification (in the case of this subclause (B)) could subvert, nullify or adversely affect the agreement and intent of the parties as set forth in this Letter Agreement.  DFR shall cause the applicable DFR Affiliates to vote all of the voting interests in DCM beneficially owned or held of record by DFR or such DFR Affiliates in accordance with this Letter Agreement (including, without limitation, the election of the Investor Designees and any successors thereto to the DCM Board).  Further, DCM shall take, and DFR shall cause the applicable DFR Affiliates to cause DCM to take, all necessary measures to carry out the agreements of the parties set forth in this Letter Agreement.

(f)                                    DCM shall reimburse each Investor Designee for all reasonably necessary and proper out-of-pocket costs and expenses (including, without limitation, reasonable travel, lodging and meal expenses) incurred in connection with each Investor Designee’s attendance and participation at meetings of the DCM Board or any committees thereof.  Further, except as otherwise agreed by each Investor Designee and DCM, each Investor Designee shall receive the compensation and benefits as a Manager that are set forth on Schedule A hereto.

2.                                       IRS Clarification. DFR and Investor agree that, upon the agreement by both parties that it is necessary and/or advisable to do so (taking into account the totality of the circumstances, including, without limitation, the costs associated with doing so), they shall cooperate and act in good faith together (including, without limitation, with respect to the timing, content and form of any submission and the costs pertaining thereto) to seek clarification from the Internal Revenue Service (“IRS”) that the granting of observer rights to the DFR Board by DFR to Investor will not cause the Warrants to be treated as exercised for purposes of determining whether DFR has had an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”).

3.                                       Rights Agreement and Charter Restrictions.  (a)                                    None of Investor or its Affiliates (as defined in the Rights Agreement) or Associates (as defined in the Rights Agreement) and no direct or indirect transferee or any subsequent transferee of the Warrants or the shares of common stock of DFR (“Common Stock”) issuable upon exercise of such Warrants (the “Warrant Shares”) from any source (Investor, its Affiliates and Associates and such transferees collectively, the “Investor Warrant Parties”) shall be deemed to be an Acquiring Person under the Rights Agreement by reason of being or becoming a Beneficial Owner (as defined in the Rights Agreement) of the Warrants or any Warrant Shares.  The DFR Board has the authority pursuant to Section 29 of the Rights Agreement to determine that a person is an Exempt Person (as defined in the Rights Agreement).  DFR agrees that as soon as is reasonably practicable following the date of this Letter Agreement, the DFR Board shall consider and vote upon a proposal to declare that, from and after January 1, 2011, each Investor Warrant Party shall be an Exempt Person with respect to such Investor Warrant Party’s being or becoming a Beneficial Owner of any securities of DFR other than Warrants or Warrant Shares (“Other DFR Securities”) and the application of all restrictions applicable to Acquiring Persons under the Rights Agreement shall be waived.  The management of DFR shall recommend to the DFR Board that the DFR Board adopt and approve such proposal.  The DFR Board shall set no other terms, conditions or limitations to the treatment of any Investor Warrant Party as an Exempt Person under the Rights Agreement.  DFR hereby acknowledges and agrees that any and all conditions to the determination that each Investor Warrant Party is an Exempt Person under the Rights Agreement have been satisfied or are hereby waived, except as expressly set forth in this Section 3(a).

(b)                                 The DFR Board has determined pursuant to Section 4.7 of the Charter that that it is no longer in the best interests of DFR to continue to be qualified as a real estate investment trust under Sections 856 through 860 of the Code (“REIT”), and therefore, the DFR Board has revoked or otherwise terminated DFR’s REIT election pursuant to Section 856(g) of the Code.  As a consequence, the Restriction Termination Date (as defined in the Charter) has occurred, and the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock (each as defined in the Charter) set forth in Article VI of the Charter no longer apply, including, without limitation, to any Investor Warrant Party.

(c)                                  The DFR Board has submitted to the stockholders of DFR for their consideration and approval an amendment to the Charter in the form attached hereto as Exhibit A (the “Charter Amendment”) at the Annual Meeting of Stockholders of DFR scheduled for May 19, 2009 and has recommended that the stockholders approve such Charter Amendment.  The issuance of the Warrants and any Warrant Shares and each other Transfer (as defined in the Charter Amendment) or acquisition of the Warrants or any Warrant Shares, in each case by or to any Investor Warrant Party, shall be deemed to be a Permitted Transfer (as defined in the Charter Amendment) under Article IX of the Charter Amendment.  The DFR Board will, following stockholder approval of the Charter Amendment, have the authority pursuant to Section 9.4 of the Charter Amendment to except a Transfer that is otherwise a 5% Transaction (as defined in the Charter Amendment) from being a Prohibited Transfer (as defined in the Charter Amendment) and thereby subject to the transfer restrictions set forth in Section 9.3 of the Charter Amendment.  Further, as set forth in Section 9.2(m) of the Charter Amendment, no Permitted Transfer shall be a Prohibited Transfer.   DFR agrees that as soon as is reasonably practicable following the later of the date of this Letter Agreement and the date on which the stockholders of DFR approve the Charter Amendment, the DFR Board shall consider and vote upon a proposal to declare that, from and after January 1, 2011, if any of the Investor Warrant Parties Transfers or acquires any Other DFR Securities, then such Transfer or acquisition of Other DFR Securities shall be approved by the DFR Board pursuant to Section 9.4 of the Charter Amendment and the application of the restrictions contained in Article IX with respect thereto shall be waived.  The management of DFR shall recommend to the DFR Board that the DFR Board adopt and approve such proposal.  The parties hereby acknowledge and agree that any and all conditions to the determination as to a transaction involving an Investor Warrant Party being a Permitted Transfer as set forth above and the waiver of the restrictions applicable to any transaction involving an Investor Warrant Party that may otherwise be a Prohibited Transaction under Article IX of the Charter Amendment have been satisfied or are hereby waived, except as expressly set forth in this Section 3(c).

(d)                                 The DFR Board has taken all necessary actions to grant and approve, as applicable, the designations, determinations and/or actions contained in subsections (a), (b) and (c) of this Section 3 with respect to each Investor Warrant Party, except as is otherwise expressly set forth herein.

(e)                                  DFR shall not adopt, recommend or effectuate or assist in the adoption, recommendation or effectuation of any other plan, program or other policy (regardless of the form of any such plan, program or policy) that is similar to or has similar restrictions on the acquisition or transfer of securities or other interests in DFR, without also providing for exceptions to such restrictions for each Investor Warrant Party that are consistent with the exceptions, each as set forth in this Section 3.

(f)                                    The determinations and designations set forth in this Section 3 may not be revoked without the prior written consent of the Investor.

(g)                                 DFR agrees that the Warrant Shares shall be listed on the trading exchange on which DFR’s Common Stock then trades by the date upon which the Warrants first vest in respect of any Warrant Shares (the “Listing Date”); provided, that, if the issuance of the Warrants requires the consent of DFR’s shareholders to effect such listing, then the Warrant Shares shall be listed within sixty (60) days following the Listing Date.  If the Warrant Shares are not listed within the time periods and otherwise as set forth in this Section 4(g) and if, at such time, DFR’s Common Stock remains listed on such exchange, then DFR shall have breached its obligations under this Letter Agreement, the Registration Rights Agreement, the Warrants and the Side Letter and each Investor Warrant Party shall have the rights and remedies against DFR in respect of such breach as are available in law or equity.

4.                                       Certain Transactions.

(a)                                  Without the prior written consent of Investor, DFR shall not declare any dividend or any other distribution upon the Common Stock (other than any dividend or distribution upon an Organic Change (as defined below)) that is payable in any of its assets (including cash) or in debt securities or that is payable in Non-Common Stock Options (as defined below), except that DFR shall be permitted, without the prior written consent of Investor, to make regular quarterly cash dividends; provided that the per share amount of such quarterly cash dividends does not exceed the per share amount of the last regular quarterly cash dividend immediately preceding the date of this Letter Agreement.

(b)                                 Without the prior written consent of Investor, DFR shall not issue or sell Discounted Stock (as defined below) to any Person other than Investor or its Affiliates at a price per share that is lower than the then current Fair Market Value (as defined below) per share of Common Stock in effect immediately prior to such sale or issuance.

(c)                                  Notwithstanding Section 4(b) above, the prior written consent of Investor shall not be required for DFR to issue (i) securities to employees, officers, directors, consultants or other service providers of DFR pursuant to a plan or agreement approved by the DFR Board, including pursuant to DFR’s Amended and Restated Stock Incentive Plan; provided that the number of shares of Common Stock issued (on a fully diluted basis) pursuant to such plans or agreements after the date hereof shall not exceed 569,253, (ii) securities pursuant to the exercise of Common Stock Options and Non-Common Stock Options issued and outstanding as of the date hereof (but excluding the rights issuable pursuant to DFR’s Rights Agreement dated as of March 11, 2009 by and between DFR and American Stock Transfer & Trust Company LLC as Rights Agent), (iii) securities at a value not less than the Fair Market Value as consideration for, or in connection with the financing of, an acquisition of shares or assets of a target company, or (iv) Common Stock or other equity securities to Investor or its Affiliates.

(d)                                 Definitions:

(i)  “Discounted Stock” means shares of Common Stock or any right, option, warrant or other security that is convertible into, or exchangeable or exercisable for, shares of Common Stock (each, a “Common Stock Option”) issued or sold at a price per share (determined, in the case of Common Stock Options, by dividing (A) the total amount receivable by DFR in consideration (notes or debt shall not be considered consideration) of the issuance and sale of such Common Stock Options, plus the total consideration, if any, payable to DFR upon exercise thereof, by (B) the total number of shares of Common Stock covered by such Common Stock Options), which price is lower than the then current Fair Market Value per share of Common Stock in effect immediately prior to such sale or issuance.

(ii)  “Fair Market Value” means (A) with respect to the Common Stock or any other security, as applicable, the average VWAP (as defined below) of the Common Stock or such security for the ten days preceding the issuance of such shares of Common Stock or other security, and (B) with respect to any other property or asset, the fair market value thereof as determined by an independent appraiser mutually agreed to by Investor and DFR (and in the event such Parties cannot agree within a reasonable time on an appraiser, each  of them shall appoint an appraiser and such appraisers shall appoint a third who shall act as the independent appraiser for purposes of this Section 4(d)); the fees and expenses in relation to such appraisal shall be paid by DFR.

(iii)  “Non-Common Stock Options” means any right, option, warrant or other security that is convertible into, or exchangeable or exercisable for, debt securities, assets or other securities of DFR other than shares of Common Stock.

(iv)  “Organic Change” means any recapitalization, reorganization, reclassification, consolidation or merger of DFR following which DFR is not a surviving entity, sale of all or substantially all of DFR’s assets to another Person or any similar transaction, in which the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) securities or assets (including cash) in respect of or in exchange for their Common Stock.

(v)  “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (A) if the Common Stock or other security, as applicable, is then listed or quoted on a trading market, the daily volume weighted average price of the Common Stock or other security for such date (or the nearest preceding date) on the trading market on which the Common Stock or other security is then listed or quoted for trading as reported by Bloomberg L.P. (based on a trading day of standard length); (B) if the Common Stock or other security is not then quoted for trading on a trading market and if prices for the Common Stock or other security are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock or other security so reported; or (C) in all other cases, the fair market value of a share of Common Stock or other security as determined by an independent appraiser mutually agreed to by Investor and DFR (and in the event such Parties cannot agree within a reasonable time on an appraiser, each  of them shall appoint an appraiser and such appraisers shall appoint a third who shall act as the independent appraiser for purposes of this Section 4(d)); the fees and expenses in relation to such appraisal shall be paid by DFR.

(e)                                  DCM, DFR and Investor agree that the rights and restrictions set forth in this Section 4 shall expire and terminate on the earlier of the expiration of the Warrants in accordance with their terms or the exercise of the Warrants in respect all of the Warrant Shares.

5.                                       Assignment.  The rights and obligations of the Parties set forth in this Letter Agreement may only be Transferred or delegated simultaneously with and to the extent that each Party Transfers or delegates its rights or obligations under the Side Letter Agreement, except that the rights and obligations of Investor and its Affiliates pursuant to Section 4 may be Transferred to any Investor Warrant Party.  All rights and obligations of a Party hereunder shall become the rights and obligations of any successor to that Party, whether through merger, reorganization or other transaction.  This Letter Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties.

6.                                       Notice.  Any notice or other communication contemplated by any provision of this Letter Agreement shall be in writing and may be delivered personally, sent by telecopy, commercial courier or mailed by certified mail, postage prepaid, return receipt requested, addressed to such party at the address, or sent to its telecopy number, as follows:

If to Investor:	Pegasus Partners IV, L.P.
505 Park Avenue
New York, NY 10022
Attn: Rodney Cohen
Fax No.: 212-355-2303

with a copy to:

Jason Schaefer
Fax No.: 212-710-2551

With a copy to: Akin Gump Strauss Hauer & Feld LLP

One Bryant Park
New York, NY 10036
Attn: Patrick Fenn
Fax No.: 212-872-1002

If to DFR or DCM:	Deerfield Capital Corp.
6250 North River Road
Rosemont, Illinois 60018
Attn: Jonathan Trutter
Fax No.: (773) 867-5186

with a copy to:

General Counsel
Fax No.: (773) 380-1695

And with a copy to:	Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attn: Paul Watterson
Fax No.: 212-593-5955

Notice sent by telecopy shall be deemed given when confirmation of transmission is received, and notice sent by any other means shall be deemed given when received at the address set forth above; but any Party may designate a different address by a notice similarly given to the other Parties.

7.                                       Conflicts.  To the extent there is any conflict between this Letter Agreement and any other Transaction Document or Deerfield Pegasus Fund Document, the provisions of this Letter Agreement shall apply with respect to the Parties.

8.                                       Amendments and Waivers.  This Letter Agreement may be amended and the observance of any provision of this Letter Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each Party hereto.

9.                                       Miscellaneous.  This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.  The parties hereto hereby submit to the nonexclusive jurisdiction of the federal and state courts located in New York, New York for the resolution of all matters pertaining to the enforcement and interpretation of this Letter Agreement.  This Letter Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

[Remainder of page intentionally left blank; signature page follows.]

If the above correctly reflects our understanding and agreement with respect to the foregoing matters, please so confirm by signing the enclosed copy of this Letter Agreement in the space provided below.

DEERFIELD CAPITAL CORP.

By:	/s/ Robert A. Contreras
Name: Robert A. Contreras
Title: General Counsel

DEERFIELD CAPITAL MANAGEMENT LLC

By:	/s/ Robert A. Contreras
Name: Robert A. Contreras
Title: General Counsel

PEGASUS DEERFIELD (AIV), LLC

By:	Pegasus Investors IV, L.P.,
its managing member

By:	Pegasus Investors IV GP, L.L.C.,
its general partner

By:	/s/ Rodney Cohen
Name:	Rodney Cohen
Title:	Vice President

Portions of this exhibit have been omitted and filed separately pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.  Omissions are designated as [***].

Schedule A

Investor Designee Compensation and Benefits

Each Investor Designee to the DCM Board shall receive compensation equal to $[***] per annum payable quarterly and coverage under the applicable DFR health insurance benefits to the extent such coverage remains available to DFR Board directors.  The cost of such health insurance coverage will be deducted from such compensation consistent with whatever policies are enacted by DFR for the non-employee members of the DFR Board.